                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Quantitative Equity Fund


We have audited the accompanying statement of net assets of Kemper Quantitative Equity Fund as of January 4, 1996. This statement of net assets is the responsibility of the Trust's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of Kemper Quantitative Equity Fund at January 4, 1996 in conformity with generally accepted accounting principles.



                                       /s/ ERNST & YOUNG LLP
                                           -----------------
                                           ERNST & YOUNG LLP



Chicago, Illinois
January 4, 1996

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report dated January 4, 1996 in the Registration Statement (Form N-1A) of Kemper Quantitative Equity Fund and its incorporation by reference in the related Prospectus of Kemper Equity Funds, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 33-63645) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7373).





                                       /s/ ERNST & YOUNG LLP
                                           -----------------
                                           ERNST & YOUNG LLP



Chicago, Illinois
January 25, 1996